Exhibit 99.1

NEXGEL Announces Spin-Off of Drug Delivery Program into NexGelRx

NEXGEL shareholders will receive a non-dilutive 19.99% equity interest in NexGelRx up to $8 million of capital investment in spin-off

NEXGEL will also receive a 5% global royalty in perpetuity on products sold using its drug delivery technology

LANGHORNE, Pa. – December 11, 2025 — NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, today announced the spin-off of select drug delivery application assets into NexGelRx, an entity which will focus exclusively on developing and commercializing prescription (Rx) drug delivery solutions utilizing NEXGEL’s proprietary hydrogel technology. At the time of the spin-off, NexGelRx also closed an initial funding from outside investors.

Under the terms of the license agreement, NEXGEL will receive a 5% royalty, in perpetuity, for the global rights to its technology for Rx drug delivery by NexGelRx. NEXGEL will also retain a 19.99% equity stake in NexGelRx, which is non-dilutive for up to $8 million of capital investment into NexGelRx. Nexgel will also be the exclusive manufacturer of hydrogel for NexGelRx.

Adam Levy, CEO of NEXGEL, commented, “There are multiple medical device drug delivery applications through our unique and proprietary hydrogel technology that has shown promising data to date. This spin-off provides potential return on investment for our shareholders through a dedicated team and platform to pursue high-value Rx opportunities while NEXGEL remains focused on contract manufacturing and consumer branded products in the health and beauty space. This transaction enables NEXGEL to pursue what we believe to be a potentially large opportunity without NEXGEL itself having to fund its development. We will continue to pursue opportunities to unlock value for our shareholders.”

Dr. Jerome Zeldis, who has helped bring 10 pharmaceuticals to market during his career, serves as a director of NEXGEL and will also serve as a director of NexGelRx, stated, “I am very pleased that NexGelRx will be focusing on this technology. The electron beam generated hydrogel lends itself to creating new topical and systemic therapies that can supplement existing therapies or create new ways to treat patients in a variety of clinical areas. The focus of using the hydrogel for drug delivery could lead to it becoming a platform for a family of useful and transformative therapies.”

About NEXGEL, Inc.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include SilverSeal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “potential,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “lends,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts, including, without limitation, the potential return on investment for our shareholders through a dedicated team and platform to pursue high-value Rx opportunities while NEXGEL remains focused on contract manufacturing and consumer branded products in the health and beauty space, the potential to unlock what we believe to be a potentially large opportunity without NEXGEL itself having to fund its development, that electron beam generated hydrogel lends itself to creating new topical and systemic therapies that can supplement existing therapies or create new ways to treat patients in a variety of clinical areas and the focus of using the hydrogel for drug delivery platform could lead to it becoming a platform for a family of useful and transformative therapies . These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

Nexgel@KCSA.com